Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	THOMAS C. ELLIOTT
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE SECOND QUARTER ENDED JUNE 30, 2016

Philadelphia, PA - August 2, 2016 - Resource America, Inc. (NASDAQ: REXI)
Second Quarter 2016 Highlights

•
GAAP net loss attributable to common shareholders of $272,000, or $0.01 per common share-diluted, and adjusted net income attributable to common shareholders of $2.0 million, or $0.09 per common share-diluted (see Schedule I)

•Increased real estate assets under management by 10% to $4.2 billion since June 30, 2015

•	On May 22, 2016, Resource America, Inc. entered into a definitive agreement to be acquired by C-III Capital Partners LLC. Resource America stockholders will receive $9.78 per share in cash

Second Quarter 2016 Results
Resource America, Inc. (NASDAQ: REXI) (the "Company") reported a GAAP net loss attributable to common shareholders of $272,000, or $0.01 per common share-diluted, and GAAP net income of $2.8 million, or $0.13 per common share-diluted, for the three and six months ended June 30, 2016 as compared to GAAP net income attributable to common shareholders of $201,000, or $0.01 per common share-diluted, and $1.7 million, or $0.08 per common share-diluted, for the three and six months ended June 30, 2015. The Company’s GAAP results for the three and six months ended June 30, 2016 include $4.0 million ($2.2 million and $2.4 million, after tax, for the three and six months, respectively) of transaction costs related to the pending merger with C-III Capital Partners LLC ("C-III").
The Company reported adjusted net income attributable to common shareholders, a non-GAAP measure, of $2.0 million, or $0.09 per common share-diluted, and $5.7 million, or $0.27 per common share-diluted, for the three and six months ended June 30, 2016 as compared to adjusted net income attributable to common shareholders of $3.4 million, or $0.15 per common share-diluted, and $5.7 million, or $0.25 per common share-diluted, for the three and six months ended June 30, 2015. A reconciliation of the Company's reported GAAP net income (loss) attributable to common shareholders to adjusted net income attributable to common shareholders, a non-GAAP measure, is included as Schedule I to this release.
Assets Under Management
The following table details the Company's gross assets under management by operating segment, which increased by $1.2 billion (6%) from June 30, 2015 to 2016 (in billions):

	June 30,
	2016	2015
Financial fund management	$18.0	$17.3
Real estate	4.2	3.8
Commercial finance	0.8	0.7
	$23.0	$21.8

Net assets under management (1)	$9.6	$10.6

(1)
Net assets under management represents the proportionate share of assets managed by the Company after reflecting joint venture arrangements. At June 30, 2016, net assets reflects the Company’s 24% interest in CVC Credit Partners, L.P. (“CCP”), the Company’s global joint venture, while net assets as of June 30, 2015 reflects the Company’s 33% interest in CCP.

A description of how the Company calculates assets under management is set forth in Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

Highlights for the Second Quarter Ended June 30, 2016 and Recent Developments
REAL ESTATE ASSET MANAGEMENT:
Equity Asset Management
Resource Real Estate Opportunity REIT II, Inc. ("Opportunity REIT II"), a public non-traded real estate investment trust ("REIT") managed by the Company that specializes in acquiring multifamily rental properties and selected loans, had the following highlights:

•	Acquired $171.7 million of assets and placed $194.6 million of financing during the three months ended June 30, 2016.

•	Increased total assets to $815.9 million at June 30, 2016.
Resource Real Estate Opportunity REIT, Inc. ("Opportunity REIT I"), a public non-traded REIT managed by the Company that specializes in acquiring and managing distressed real estate assets, had $973.7 million in total assets at June 30, 2016.
Resource Real Estate Diversified Income Fund ("DIF"), a public closed-end real estate-focused investment fund managed by the Company, has raised $131.4 million since inception.

On February 16, 2016, Resource Innovation Office REIT, Inc. ("Innovation Office REIT"), a company-sponsored REIT that will focus on acquiring office buildings, commenced an initial public offering of its common stock. Resource Innovation Office Advisor, LLC, a subsidiary of Resource Real Estate, Inc, which is a wholly-owned subsidiary of the Company, is the external manager.
On April 28, 2016, Resource Apartment REIT III, Inc., ("Apartment REIT III"), a company-sponsored REIT that will focus on acquiring under-performing apartment communities for renovation, commenced an initial public offering of its common stock. Resource Apartment Advisor III, LLC, a subsidiary of Resource Real Estate, Inc, is the external manager.
Debt Asset Management
Resource Capital Corp., a publicly-traded REIT managed by the Company which focuses on commercial real estate assets, entered into a purchase agreement on August 1, 2016 to sell Northport TRS, LLC, its self-originated middle market loan business ("Northport"), for $247.0 million. RSO is retaining Northport's portfolio of broadly syndicated loans and one self-originated loan.
The following additional highlight contributed to the Company's real estate asset management operations:
The Company's real estate operating segment increased its gross assets under management at June 30, 2016 to $4.2 billion, an increase of $386.0 million, or 10%, from June 30, 2015.

FINANCIAL FUND MANAGEMENT:
The Company's financial fund management operating segment increased its gross assets under management at June 30, 2016 to $18.0 billion, an increase of $728.0 million, or 4.2%, from June 30, 2015.

CORPORATE:
Dividends

•
The Company's Board of Directors authorized a cash dividend of $0.06 per share on the Company’s common stock which was paid on July 29, 2016 to holders of record as of the close of business on July 15, 2016.

•	RSO's Board of Directors declared a cash dividend of $0.42 per share on its common stock for the three months ended June 30, 2016.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account, for its joint ventures, and for outside investors in the real estate, financial fund management and commercial finance sectors.
For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.
Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties. The Company's actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the SEC. For information pertaining to risks relating to these forward-looking statements, reference is made to the section "Risk Factors" contained in Item 1A of the Company's Annual Report on Form 10-K and in other of its public filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.
A post-effective amendment relating to securities offered by Innovation Office REIT was declared effective by the SEC on March 7, 2016.  A written prospectus relating to these securities may be obtained by contacting Resource Securities, Inc., 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103.
A registration statement relating to securities offered by Apartment REIT III was declared effective by the SEC on April 28, 2016.  A written prospectus relating to these securities may be obtained by contacting Resource Securities, Inc., 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103.
A registration statement relating to securities offered by DIF was declared effective by the SEC on March 11, 2013.  A written prospectus relating to these securities may be obtained by contacting Resource Securities, Inc., 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
The remainder of this release contains the Company's unaudited consolidated balance sheets, consolidated statements of operations and reconciliation of GAAP net income (loss) attributable to common shareholders to adjusted net income attributable to common shareholders.

RESOURCE AMERICA, INC
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Cash	$26,522	$24,132
Restricted cash	1,228	937
Receivables	1,624	1,424
Loans and receivables from managed entities and related parties, net	23,970	26,667
Investments in real estate, net	16,100	16,022
Investment securities, at fair value	43,916	47,476
Investments in unconsolidated loan manager	31,617	32,616
Investments in unconsolidated entities	24,278	17,553
Property and equipment, net	4,712	5,371
Deferred tax assets, net	27,332	29,264
Other assets	9,916	9,519
Total assets	$211,215	$210,981

LIABILITIES AND EQUITY
Liabilities:
Accrued expenses and other liabilities	$26,360	$27,184
Payables to managed entities and related parties	4,365	3,145
Borrowings, net	20,272	20,533
Total liabilities	50,997	50,862

Commitments and contingencies

Equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 49,000,000 shares authorized; 35,865,433 and 34,973,987 shares issued (including nonvested restricted stock of 1,730,069 and 1,095,238), respectively	348	339
Additional paid-in capital	313,532	311,491
Accumulated deficit	(30,304)	(30,676)
Treasury stock, at cost; 15,036,154 and 14,460,024 shares, respectively	(143,209)	(139,858)
Accumulated other comprehensive loss	(4,367)	(3,533)
Total stockholders’ equity	136,000	137,763
Noncontrolling interests	24,218	22,356

Total equity	160,218	160,119
Total liabilities and equity	$211,215	$210,981

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
REVENUES:
Real estate	$18,467	$21,116	$37,630	$38,082
Financial fund management	7,543	6,167	14,272	13,042
Commercial finance	129	2	205	—
Total revenues	26,139	27,285	52,107	51,124
COSTS AND EXPENSES:
Real estate	10,204	12,082	21,222	23,581
Financial fund management	4,825	3,238	8,505	6,301
Commercial finance	400	458	792	1,037
Transaction costs	4,040	—	4,040	—
General and administrative	4,452	4,181	9,335	7,478
Provision for credit losses	(102)	276	7	678
Depreciation and amortization	506	515	1,010	972
Total expenses	24,325	20,750	44,911	40,047
OPERATING INCOME (LOSS)	1,814	6,535	7,196	11,077

OTHER INCOME (EXPENSE):
Gain (loss) on sale of investment securities, net	134	—	632	—
Impairment on investments in available for sale securities	(803)	(4,346)	(901)	(4,346)
Interest expense	(434)	(455)	(874)	(876)
Other income (expense), net	369	689	876	1,003
Total other income (expense)	(734)	(4,112)	(267)	(4,219)
Income (loss) from continuing operations before taxes	1,080	2,423	6,929	6,858
Income tax provision (benefit)	(130)	857	2,316	2,101
Net income (loss)	1,210	1,566	4,613	4,757
Net (income) loss attributable to noncontrolling interests	(1,482)	(1,365)	(1,848)	(3,022)
Net income (loss) attributable to common shareholders	$(272)	$201	$2,765	$1,735

Basic earnings (loss) per share:
Net income (loss)	$(0.01)	$0.01	$0.13	$0.08
Weighted average shares outstanding	20,835	22,867	20,722	22,915

Diluted earnings (loss) per share:
Net income (loss)	$(0.01)	$0.01	$0.13	$0.08
Weighted average shares outstanding	20,835	23,135	21,005	23,186

Schedule I

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS TO
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income (loss) attributable to common shareholders - GAAP	$(272)	$201	$2,765	$1,735

Adjustments, net of tax:
Transaction costs	2,164	—	2,381	—
Impairment of investment in unconsolidated loan manager	—	2,485	—	2,589
Loss attributable to commercial finance	91	305	343	836
Deferred tax provision	—	377	177	528
Adjusted net income attributable to common shareholders	$1,983	$3,368	$5,666	$5,688

Adjusted weighted average diluted shares outstanding	21,124	23,135	21,005	23,186

Adjusted net income attributable to common shareholders per common per share-diluted	$0.09	$0.15	$0.27	$0.25

(1)
Adjusted net income attributable to common shareholders presents the Company's operations without the effect of the transaction costs related to the pending merger with C-III, and the Company's commercial finance operations and deferred tax provision. The Company believes that this provides useful information to investors since it allows investors to evaluate the Company's progress in both its real estate and financial fund management segments for the three and six months ended June 30, 2016 and 2015 separately from these items. Adjusted net income attributable to common shareholders should not be considered as an alternative to net income (loss) attributable to common shareholders (computed in accordance with GAAP). Instead, adjusted net income attributable to common shareholders should be reviewed in connection with net income (loss) attributable to common shareholders in the Company's consolidated financial statements to help analyze how the Company's business is performing.